Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of TownPagesNet.com plc for the registration of 7,833,009 of its ordinary shares and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements and schedule of TownPagesNet.com plc included in its Annual Report (Form 20-F) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/  ERNST & YOUNG

READING, ENGLAND
DECEMBER 14, 2000